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                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION

                             WASHINGTON, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT

                         PURSUANT TO SECTION 13 OR 15(d)
                     OF THE SECURITIES EXCHANGE ACT OF 1934

        Date of Report (Date of earliest event reported): OCTOBER 7, 2005

                          PROLIANCE INTERNATIONAL, INC.
             (Exact name of registrant as specified in its charter)

          DELAWARE                         1-13894                       34-1807383

(State or other jurisdiction       (Commission File Number)           (I.R.S. Employer
     of incorporation)                                              Identification No.)

                  100 GANDO DRIVE, NEW HAVEN, CONNECTICUT 06513
          (Address of principal executive offices, including zip code)

                          (203) 401-6450 (Registrant's
                     telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17
      CFR 230.425)

[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR
      240.14a-12)

[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the
      Exchange Act (17 CFR 240.14d-2(b))

[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the
      Exchange Act (17 CFR 240.13e-4(c))

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Item 2.05. COSTS ASSOCIATED WITH EXIT OR DISPOSAL ACTIVITIES

On October 7, 2005, the authorized senior executive officers of Proliance
International, Inc. (the "Company") determined to commit the Company to (i)
closing its distribution centers in Orlando, Florida and Kansas City, Missouri and consolidating these activities into two existing facilities in Arlington,
Texas and Southaven, Mississippi and (ii) consolidating the portion of its copper/brass radiator production, currently performed at its Nuevo Laredo,
Mexico, into its Mexico City plant location. These actions represent further actions under the $10 million to $14 million restructuring program associated with the merger in which Modine Manufacturing Company's aftermarket business was merged into the Company.

The Company expects the distribution center closings in Kansas City and Orlando and the associated relocation actions to be completed by the end of 2005. In conjunction with these actions, the Company expects to incur between $600,000 and $800,000 in one-time cash restructuring costs related to the relocation of inventory ($500,000 to $600,000), facility exit costs ($50,000 to $100,000) and personnel-related expenses associated with the elimination of 36 employment positions ($50,000 to $100,000). The majority of these costs will be accrued on the opening acquisition balance sheet, resulting in a reduction of the negative goodwill generated by the transaction, as they relate to the closure of acquired facilities.

The relocation of the Nuevo Laredo copper/brass radiator production to Mexico
City is expected to be completed during the fourth calendar quarter of 2005.
When this action is completed, the Company will have centralized its copper/brass radiator production in Mexico City and its aluminum radiator production in Nuevo Laredo. Costs associated with this relocation, which are expected to be between $3.0 million and $3.5 million, will be recorded in the income statement as restructuring expenses. These include cash expenditures to relocate equipment ($0.6 million to $0.7 million) and employee-related costs associated with the elimination of 194 positions ($0.8 million to $0.9 million), along with the non-cash write-off of certain inventory ($0.5 million to $0.6 million) and the non-cash write-down of fixed assets no longer required to net realizable value ($1.1 million to $1.3 million). With the relocation of production to Mexico City, the Company expects to add 42 Associates.

On October 7, 2005, the Company issued a press release, attached hereto as
Exhibit 99.1, announcing the above actions.

Item 9.01. FINANCIAL STATEMENTS AND EXHIBITS

(c) Exhibits - The following exhibit is filed as part of this report:

99.1 Press Release dated October 7, 2005.

                                   SIGNATURES

         Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

                                                   PROLIANCE INTERNATIONAL, INC.

Date:  October 11, 2005      By: /s/ Richard A. Wisot
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                                     Richard A. Wisot
                                     Vice President, Treasurer, Secretary,
                                     and Chief Financial Officer